UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

SEVEN STARS CLOUD GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.4 Drive-in Movie Theater Park, No. 21, Liangmaqiao Road,

Chaoyang, District, Beijing, P.R.C. 100125

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 1.01	Entry Into A Material Definitive Agreement.

Effective July 18, 2018, Seven Stars Cloud Group, Inc. (the “Company”), entered into an Interim Agreement with C4 Holdco, Ltd., an England and Wales Private Limited Company (“C4”) (the “Interim Agreement”), pursuant to which the Company and C4 set forth their interim agreement with respect to the joint venture which the parties desire to establish and operate and for which the parties are in good faith discussions to form and operate under the name GenXPlus (the “Joint Venture”). It is expected that pursuant to the Joint Venture SSC will contribute up to $700,000 and certain intellectual property and C4 will contribute services and intellectual property. It is expected that the Company will own 75% of the proposed joint venture and C4 will own 25% subject to a potential adjustment to 65% and 35%, respectively.

Pursuant to the Interim Agreement, the Company shall form a private limited company, named Genxplus Global Ltd. (“Genx Global”) under the laws of England and Wales. Genx Global will be a wholly owned subsidiary of the Company until such time as C4 becomes a shareholder of Genx Global. The Company has agreed to fund $350,000 to GenxGlobal as soon as practicable and to fund an additional $350,000 to GenxGlobal if a definitive agreement is reached with respect to the Joint Venture; provided, however, that the Company may choose to fund the remaining $350,000 in the event that a definitive agreement has not been reached. The Company and C4 acknowledge that the $700,000 represents initial capital to meet the priority objectives and the management team will create the business plan and requirements for the business, to be funded by the Company in a manner to be determined. During the term of the Interim Agreement C4 has agreed to provide certain services. The Interim Agreement is terminable on 15 days prior written notice by either party if the definitive Joint Venture agreement is not reached on or prior to 30 days following July 17, 2018.

The foregoing description of the Interim Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to a Form 10-Q of the Company, as required.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: July 24, 2018	By: /s/ Bruno Wu
Bruno Wu
Chief Executive Officer and Chairman of the Board

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